Exhibit 32.1
Certification of Chief Executive Officer pursuant to
Title 18, United States Code, Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Juan Carlos Espinosa, President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of Bidfish.Com. Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1. The Annual Report on Form 10-K of Bidfish.Com. Inc., for the year ended August 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bidfish.Com. Inc.

Date: July 28, 2011

/S/ Juan Carlos Espinosa
Signature: Juan Carlos Espinosa
President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Bidfish.Com. Inc. and will be retained by Bidfish.Com. Inc. and furnished to the Securities and Exchange Commission or its staff upon request.